INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of Gentle Dental Service Corporation


We consent to the use in this Registration Statement on Form SB-2 of our report dated February 14, 1995 relating to the statements of operations, redeemable common stock and nonredeemable shareholders' equity and cash flows for Gentle Dental Service Corporation.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

MOSS ADAMS LLP



Vancouver, Washington
January 24, 1997